Exhibit 99.1

COMMUNITY HEALTH SYSTEMS, INC.

ANNOUNCES APPOINTMENT OF NEW INDEPENDENT DIRECTOR

FRANKLIN, Tenn. (December 9, 2015) — Community Health Systems, Inc. (NYSE:CYH) today announced the appointment of H. James Williams, Ph.D. to its Board of Directors for a term expiring at the 2016 Annual Meeting of Stockholders.

Dr. Williams, age 60, served as President of Fisk University, a leading liberal arts university located in Nashville, Tennessee, from February 2013 until September 2015. Fisk University is renowned for its leadership role and history in the education of African-American students. Dr. Williams previously served for more than twenty years as a professor or dean at several universities across the country, including Dean of the Seidman College of Business at Grand Valley State University in Grand Rapids, Michigan, Dean of the School of Business at North Carolina Central University in Durham, and Dean of the School of Management at Delaware State University in Dover. Dr. Williams also practiced law, primarily in the areas of partnership and corporate tax, as well as contract law. Dr. Williams started his diverse career as an accountant with Ernst & Young where he worked in the audit division with companies in the banking, textiles, automotive and shipping industries.

Dr. Williams holds a bachelor’s degree in accounting from North Carolina Central University, a master’s degree in business administration from the University of Wisconsin, Madison, and a Ph.D. in accounting/finance from the University of Georgia. He holds a juris doctor and a master’s of law degree from Georgetown University Law Center in Washington, D.C. Dr. Williams serves on the advisory board of Fifth Third Bank of Tennessee, as a member of the Metropolitan Nashville Airport Authority’s Air Service Coalition, and also on the boards of several non-profit organizations.

“Dr. Williams brings a new and important perspective to the Community Health Systems’ Board of Directors,” said Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc. “His diverse experience in finance, law and higher education will complement our existing board strengths and provide additional insights. We are very pleased to add another independent director to the Board as we continue to ensure strong governance of our organization and work to deliver value to our shareholders and quality healthcare to the communities we serve.”

As of December 9, 2015, the Company’s board members are: W. Larry Cash, John A. Clerico, James S. Ely III, John A. Fry, W. Norris Jennings, M.D., Julia B. North, Wayne T. Smith, H. Mitchell Watson, Jr. and H. James Williams, Ph.D.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 198 affiliated hospitals in 29 states with an aggregate of approximately 30,000 licensed beds. The Company has announced plans for a spin-off transaction to create a new, publicly- traded company, Quorum Health Corporation, with 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management and consulting services to non-affiliated hospitals. The transaction is expected to close during the first quarter of 2016. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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Community Health Systems, Inc. Appoints New Independent Director

December 9, 2015

Forward-Looking Statements

Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	W. Larry Cash
President of Financial Services and Chief Financial Officer (615) 465-7000

Media Contact:	Tomi Galin
Senior Vice President, Corporate Communications, Marketing and Public Affairs (615) 628-6607

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